Exhibit 99.1

THERMOGENESIS CLOSES $2.05 MILLION PUBLIC OFFERING

RANCHO CORDOVA, CA — October 28, 2022 — ThermoGenesis Holdings, Inc. (NASDAQ: THMO) (the “Company”), a market leader in automated cell processing and point-of-care, autologous cell-based therapies, today announced the closing of its previously announced public offering of 11,783,572 shares of its common stock, $0.001 par value (the “Common Shares”), 2,892,858 pre-funded warrants to purchase Common Shares, and warrants to purchase up to an aggregate 14,676,430 Common Shares at an offering price to the public of $0.14 per share and associated warrant, for aggregate gross proceeds of approximately $2.05 million excluding the proceeds, if any, from the exercise of the warrants.

The warrants to purchase Common Shares will be exercisable at an exercise price of $0.14 per share beginning on the effective date of Company stockholder approval of the issuance of the shares upon exercise of the warrants (the “Warrant Stockholder Approval”) and will expire on the fifth anniversary of the effective date of the Warrant Stockholder Approval.

H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

The securities were offered and sold pursuant to a registration statement on Form S-1, as amended (File No. 333-264242), previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on October 25, 2022. The securities may only be offered by means of a prospectus forming part of the effective registration statement. The final prospectus related to the offering was filed with the SEC on October 27, 2022. Electronic copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC's website at www.sec.gov or from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at (212) 856-5711.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ThermoGenesis Holdings, Inc.

ThermoGenesis Holdings, Inc. develops, commercializes, and markets a range of automated technologies for CAR-T and other cell-based therapies. The Company currently markets a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology, including its semi-automated, functionally closed CAR-TXpress™ platform, which streamlines the manufacturing process for the emerging CAR-T immunotherapy market. For more information about ThermoGenesis, please visit: www.thermogenesis.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. When used in this press release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company, or its management are intended to identify such forward-looking statements. Actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Readers should be aware of important factors that, in some cases, have affected, and in the future could affect, actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. These factors include without limitation, market and other conditions, the expected use of the net proceeds from the offering, the ability to obtain capital and other financing in the amounts and at the times needed to launch new products, market acceptance of new products, the nature and timing of regulatory approvals for both new products and existing products for which the Company proposes new claims, realization of forecasted revenues, expenses and income, initiatives by competitors, price pressures, failure to meet FDA regulated requirements governing the Company’s products and operations (including the potential for product recalls associated with such regulations), risks associated with initiating manufacturing for new products, failure to meet Foreign Corrupt Practice Act regulations, legal proceedings, uncertainty associated with the COVID-19 pandemic, and other risk factors listed from time to time in our reports with the Securities and Exchange Commission, including, in particular, those set forth in ThermoGenesis Holdings’ Form 10-K for the year ended December 31, 2021.

Company Contact:
Wendy Samford
916-858-5191
ir@thermogenesis.com

Investor Contact:
Rx Communications
Paula Schwartz
917-322-2216
pschwartz@rxir.com